Exhibit 16.1

L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
Telephone: (702) 735-5030
Facsimile: (702) 920-8897

March 9, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  Impart Media Group, Inc. (f/k/a Limelight Media Group, Inc.)

Dear Sirs:

We have reviewed Item 4- Change in Registrant’s Certifying Accountants, of the Form 8-K current report dated March 8, 2006. We are in agreement with the statements presented therein so far as such statements pertain to L.L. Bradford & Company, LLC.

Sincerely,

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC